Fitbit Reports Third Quarter Results

•	Revenue of $393M, Sells 3.6M Devices, Launches Fitbit IonicTM

•	GAAP Net Loss of $113M, Non-GAAP Net Loss of $3M, Adjusted EBITDA of $6M

•	Tax Provision of $86M, Inclusive of a Non-Cash Valuation Allowance Change

SAN FRANCISCO – November 1, 2017 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $393 million, GAAP net loss per share of ($0.48), non-GAAP net loss per share of ($0.01), GAAP net loss of ($113) million, non-GAAP net loss of $3 million, and Adjusted EBITDA of $6 million for its third quarter of 2017.

“We continue to execute on our transition plan by delivering on our financial guidance and product roadmap, positioning Fitbit on a path back to growth and profitability,” said James Park, co-founder and CEO of Fitbit. “We believe Fitbit Ionic delivers the best health and fitness experience in the category. It has received the highest customer ratings of any Fitbit product within the first month of sales, giving us confidence in our ability to capture share of the fast-growing smartwatch market.  Ionic is also a platform for us to deliver our most powerful health and fitness tools into the market, furthering our mission to make the world healthier.”

Third Quarter 2017 Financial Summary

	For the Three Months Ended		For the Nine Months Ended
In millions, except percentages and per share amounts	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
GAAP Results
Revenue	$392.5	$503.8	$1,044.8	$1,595.7
Gross Margin	44.5%	47.8%	42.3%	45.1%
Net Income (Loss)	$(113.4)	$26.1	$(231.7)	$43.5
Net Income (Loss) Per Share - Diluted	$(0.48)	$0.11	$(1.00)	$0.18
Non-GAAP Results
Gross Margin	45.2%	48.1%	43.0%	45.4%
Net Income (Loss)	$(2.8)	$45.7	$(56.5)	$99.8
Net Income (Loss) Per Share - Diluted	$(0.01)	$0.19	$(0.24)	$0.41
Adjusted EBITDA	$5.9	$80.8	$(74.6)	$174.2
Devices Sold	3.6	5.3	10.0	15.8

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding our quarterly reporting calendar, see “ Quarterly Reporting Calendar” below.

Third Quarter 2017 Financial Highlights

•
U.S. revenue grew 23% to $244 million, EMEA revenue contracted (18%) to $89 million, APAC revenue grew 63% to $34 million, and Americas excluding U.S. revenue grew 4% to $25 million, all sequentially from the second quarter of 2017.

•	New products introduced in the last 12 months, Fitbit Alta HRTM, and Fitbit IonicTM represented 32% of revenue.

•	Average selling price increased 4% sequentially from the second quarter of 2017 and 12% year-over-year from the third quarter of 2016 to $104.72 per device.

•	Accessory and other revenue, including sales of our Fitbit FlyerTM headphones, added the equivalent of $3.60 per device.

•
Gross margin was 44.5%, and non-GAAP gross margin was 45.2%, down 330 and 290 basis points year-over-year from the third quarter of 2016, respectively.  Gross margin was impacted by two discrete items: change in warranty in some countries and change in replacement policy for legacy device.

•	GAAP operating expenses declined 5% to $202 million and non-GAAP operating expenses declined 6% to $180 million, both sequentially from the second quarter of 2017.

•
Tax Provision of $86 million, inclusive of a non-cash valuation allowance change. Other Current Assets increased to $96 million to reflect anticipated cash refunds related to taxes paid in prior years.

Third Quarter 2017 Business Highlights

•	Sold 3.6 million devices, up 7% sequentially from the second quarter of 2017.

•	42% of the activations in the quarter came from customers who made repeat purchases. Of the repeat purchasers, 39% came from customers who were inactive for 90 days or greater.

•	The Fitbit app was the #1 downloaded health and fitness application, based on U.S. downloads, on both the iOS and Android platforms.

•
The Community section in the Fitbit app, which includes a Feed feature designed to increase engagement and offer users a supportive environment continued to grow. Since launching the feature in March 2017, more than 15.0 million users have utilized the Feed, with over 1.1 billion views of shared posts and more than 3.7 million Group joins.

•	Largest distributor in the U.S. filed bankruptcy, resulting in $8 million less revenue and an increase of $8 million in bad debt expense.

Fourth Quarter 2017 Guidance

•	Revenue in the range of $570 million to $600 million.

•	Non-GAAP net income (loss) per share in the range of ($0.03) to $0.01.

•	Adjusted EBITDA in the range of ($1 million) to $18 million.

•	Effective non-GAAP tax rate of approximately 44%.

•
Stock-based compensation expense estimated in the range of $23 million to $25 million and basic share count of approximately 238 million. On a fully diluted basis, shares outstanding approximately 14 million higher.

Full Year 2017 Guidance

•	Revenue guidance of $1.615 billion to $1.645 billion.

•	Non-GAAP gross margin of 42.5% to 44%.

•	Tightening non-GAAP net loss per share to the range of ($0.27) to ($0.23).

•	Tightening non-GAAP free cash flow loss to a range of ($50) million to ($30) million.

•	Effective non-GAAP tax rate of approximately 44%.

•	Stock-based compensation expense in the range of $90 million to $100 million and basic share count of approximately 238 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 899-5068 or (719) 457-2087, access code 4662838. A replay of the call will be archived on Fitbit’s website for the following six months.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the fourth quarter 2017 and full year 2017, the quality of our smartwatch user experience, about ability to capture share in the smartwatch market, our performance in the remainder of the year, and our long-term market opportunity. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2016, and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar. We did not adjust operating results for quarters prior to 2016. There were 91 days in each of the three months ended September 30, 2017 and October 1, 2016.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, free cash flow and effective non-GAAP tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income (expense), net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, we conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, and facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016, and may continue to be material for the remainder of 2017. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million in that quarter.

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble and Vector. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net income (loss).

•
Purchase of property and equipment is deducted from net cash provided by (used in) operating activities to arrive at non-GAAP free cash flow, which reflects the amount of cash generated that is available to be used for investments in the business.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products includes Fitbit Surge®, Fitbit Blaze®, Fitbit Charge2®, AltaHR™, Alta®, Fitbit Flex2®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ smartwatch, Fitbit Flyer™ wireless headphones and Fitbit Aria® and Fitbit Aria 2™ Wi-Fi Smart Scales. Fitbit products are carried in 46,000 retail stores across 78 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, Guided Health Programs, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.
Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.
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View source version on businesswire.com: http://www.businesswire.com/news/home/20171019006684/en/
Source: Fitbit, Inc.

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenue	$392,522	$503,802	$1,044,763	$1,595,686
Cost of revenue	217,762	263,144	602,459	876,304
Gross profit	174,760	240,658	442,304	719,382
Operating expenses:
Research and development	84,170	82,972	252,471	235,129
Sales and marketing	77,536	79,872	269,442	305,061
General and administrative	40,690	33,333	102,815	106,297
Total operating expenses	202,396	196,177	624,728	646,487
Operating income (loss)	(27,636)	44,481	(182,424)	72,895
Interest income, net	1,162	970	2,451	2,391
Other income, net	(702)	(1,037)	134	68
Income (loss) before income taxes	(27,176)	44,414	(179,839)	75,354
Income tax expense	86,227	18,294	51,883	31,858
Net income (loss)	$(113,403)	$26,120	$(231,722)	$43,496

Net income (loss) per shares:
Basic	$(0.48)	$0.12	$(1.00)	$0.20
Diluted	$(0.48)	$0.11	$(1.00)	$0.18
Weighted average shares used to compute net income (loss) per share:
Basic	234,242	222,412	230,918	219,079
Diluted	234,242	243,687	230,918	242,652

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$280,681	$301,320
Marketable securities	378,548	404,693
Accounts receivable, net	260,990	477,825
Inventories	138,781	230,387
Prepaid expenses and other current assets	173,654	66,346
Total current assets	1,232,654	1,480,571
Property and equipment, net	90,823	76,553
Goodwill	51,036	51,036
Intangible assets, net	23,943	27,521
Deferred tax assets	46,221	174,097
Other assets	9,900	10,448
Total assets	$1,454,577	$1,820,226
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178,476	$313,773
Accrued liabilities	346,157	390,561
Deferred revenue	40,058	49,904
Income taxes payable	293	7,694
Total current liabilities	564,984	761,932
Other liabilities	57,958	59,762
Total liabilities	622,942	821,694

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	930,929	859,345
Accumulated other comprehensive loss	(12,861)	(978)
Retained earnings (deficit)	(86,456)	140,142
Total stockholders’ equity	831,635	998,532
Total liabilities and stockholders’ equity	$1,454,577	$1,820,226

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Non-GAAP gross profit:
GAAP gross profit	$174,760	$240,658	$442,304	$719,382
Stock-based compensation expense	1,379	1,014	2,889	3,407
Impact of restructuring	—	—	37	—
Intangible assets amortization	1,319	451	3,957	1,354
Non-GAAP gross profit	$177,458	$242,123	$449,187	$724,143

Non-GAAP gross margin:
GAAP gross margin	44.5%	47.8%	42.3%	45.1%
Stock-based compensation expense	0.4	0.2	0.3	0.2
Impact of restructuring	—	—	—	—
Intangible assets amortization	0.3	0.1	0.4	0.1
Non-GAAP gross margin	45.2%	48.1%	43.0%	45.4%

Non-GAAP research and development:
GAAP research and development	$84,170	$82,972	$252,471	$235,129
Stock-based compensation expense	(12,947)	(12,314)	(39,939)	(34,432)
Impact of restructuring	—	—	(2,744)	—
Non-GAAP research and development	$71,223	$70,658	$209,788	$200,697

Non-GAAP sales and marketing:
GAAP sales and marketing	$77,536	$79,872	$269,442	$305,061
Stock-based compensation expense	(3,679)	(3,030)	(10,914)	(8,492)
Impact of restructuring	—	—	(2,000)	—
Non-GAAP sales and marketing	$73,857	$76,842	$256,528	$296,569

Non-GAAP general and administrative:
GAAP general and administrative	$40,690	$33,333	$102,815	$106,297
Stock-based compensation expense	(4,792)	(3,647)	(12,786)	(11,844)
Impact of restructuring	—	—	(1,594)	—
Litigation expense - Jawbone	(874)	(6,062)	(2,293)	(17,620)
Intangible assets amortization	(62)	(61)	(177)	(224)
Non-GAAP general and administrative	$34,962	$23,563	$85,965	$76,609

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Non-GAAP operating expenses:
GAAP operating expenses	$202,396	$196,177	$624,728	$646,487
Stock-based compensation expense	(21,418)	(18,991)	(63,639)	(54,768)
Impact of restructuring	—	—	(6,338)	—
Litigation expense - Jawbone	(874)	(6,062)	(2,293)	(17,620)
Intangible assets amortization	(62)	(61)	(177)	(224)
Non-GAAP operating expenses	$180,042	$171,063	$552,281	$573,875

Non-GAAP operating income (loss):
GAAP operating income (loss)	$(27,636)	$44,481	$(182,424)	$72,895
Stock-based compensation expense	22,797	20,005	66,528	58,175
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	874	6,062	2,293	17,620
Intangible assets amortization	1,381	512	4,134	1,578
Non-GAAP operating income (loss)	$(2,584)	$71,060	$(103,094)	$150,268

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$(113,403)	$26,120	$(231,722)	$43,496
Stock-based compensation expense	22,797	20,005	66,528	58,175
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	874	6,062	2,293	17,620
Intangible assets amortization	1,381	512	4,134	1,578
Income tax effect of non-GAAP adjustments	85,574	(6,955)	95,909	(21,081)
Non-GAAP net income (loss)	$(2,777)	$45,744	$(56,483)	$99,788

GAAP diluted shares	234,242	243,687	230,918	242,652
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	234,242	243,687	230,918	242,652
Non-GAAP diluted net income (loss) per share	$(0.01)	$0.19	$(0.24)	$0.41

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Adjusted EBITDA:
Net income (loss)	$(113,403)	$26,120	$(231,722)	$43,496
Stock-based compensation expense*	22,797	20,005	66,528	58,175
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	874	6,062	2,293	17,620
Depreciation and intangible assets amortization	10,520	11,275	32,472	25,461
Interest income, net	(1,162)	(970)	(2,451)	(2,391)
Income tax expense (benefit)	86,227	18,294	51,883	31,858
Adjusted EBITDA	$5,853	$80,786	$(74,622)	$174,219

Stock-based compensation expense:
Cost of revenue	$1,379	$1,014	$2,889	$3,407
Research and development	12,947	12,314	40,281	34,432
Sales and marketing	3,679	3,030	11,300	8,492
General and administrative	4,792	3,647	12,786	11,844
Total stock-based compensation expense*	$22,797	$20,005	$67,256	$58,175

* A portion of stock-based compensation expense for the nine months ended September 30, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total stock-based compensation expense by function presented in the immediately above table compared to the amounts presented in the other tables presented above.

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

United States	$244,204	$361,239	$613,825	$1,158,116
Americas, excluding United States	25,276	25,939	69,656	76,708
Europe, Middle East, and Africa	88,672	80,932	285,045	255,127
APAC	34,370	35,692	76,237	105,735
Total	$392,522	$503,802	$1,044,763	$1,595,686

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com